UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

iAnthus Capital Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56228	98-1360810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 King Street West Suite 400
Toronto, Ontario		M5H 3S6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 518-9418

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 17, 2026, iAnthus Capital Holdings, Inc. (the “Company”) issued a press release announcing that the Company, along with its wholly-owned subsidiary, iAnthus New Jersey, LLC, entered into amending agreements (collectively, the “Amendments”) with certain related-party lenders (including funds managed by affiliates of Gotham Green Partners, LLC, Oasis Management Company, Ltd., and Senvest Management, LLC) and the collateral agent under the senior secured bridge notes issued on February 2, 2021 (the “Bridge Notes”) to amend the terms of the Bridge Notes.

Pursuant to the Amendments, the maturity date of the applicable Bridge Notes has been extended from February 16, 2026, to June 24, 2027 in consideration of an amendment fee equal to two percent (2%) of the principal amount of such Bridge Note as of the date of the Amendment, payable on the amended maturity date. As of February 16, 2026, the aggregate principal amount outstanding on the Bridge Notes is approximately US$8.4 million.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 17, 2026

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date:	February 19, 2026	By:	/s/ Richard Proud
Richard Proud Chief Executive Officer